UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    February 7, 2014

ZBB Energy Corporation
(Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2014, ZBB Energy Corporation (the “Company”) made the last payment due under the promissory note issued as part of the purchase price for the acquisition of Tier Electronics LLC.  As a result of the payment in full of this promissory note and the recent relocation of all of Tier’s employees to the Company’s facility, the integration of Tier’s operations into the Company’s is now complete.

Following the expiration of the term of his employment agreement, on February 7, 2014, Jeff Reichard, President of Tier and the Company’s Chief Technology Officer, entered into a Professional Services Agreement with the Company pursuant to which Mr. Reichard will continue to serve as the Company’s Chief Technology Officer.  Mr. Reichard will also continue to serve as a member of the Company’s Board of Directors.  Under this agreement, Mr. Reichard will be paid for his services at an hourly rate commensurate with the salary and benefits he was receiving under his employment agreement and was awarded a total of 40,000 restricted stock units that will vest based upon the satisfaction of certain performance vesting requirements.

On February 10, 2014, Dilek Wagner, the Company’s Director of Financial Reporting, was promoted to Vice President of Finance.  In this role, Ms. Wagner will serve as the Company’s principal financial officer replacing William C. Hogoboom who previously served as Interim Chief Financial Officer.  In connection with her appointment, Ms. Wagner entered into an employment agreement with the Company pursuant to which Ms. Wagner will be paid a minimum annual salary of $160,000 and will be issued options covering a total of 40,000 shares of Company common stock that will vest in three equal annual installments.  In accordance with his consulting agreement with the Company, Mr. Hogoboom will provide transition assistance to the Company for a period of 30 days.

Ms. Wagner joined the Company in August 2011 as a Financial Reporting Analyst and was promoted to Director of Financial Reporting in January 2013 before being promoted to Vice President of Finance in February 2014.  Prior to joining the Company, she worked as a tax consultant and auditor at the public accounting firms of Ernst & Young LLP and Deloitte & Touche LLP.  Ms. Wagner holds a Bachelor of Arts in Economics and a Master of Science in Management from the University of Wisconsin-Milwaukee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB Energy Corporation

Dated: February 12, 2014	By: /s/ Eric C. Apfelbach
Name: Eric C. Apfelbach
Title: President and CEO